                                                                   Exhibit 10.14


                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is made as of this 9th day of July, 2004, by and between Alex Mashinsky ("Mashinsky") and Arbinet-thexchange, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, Mashinsky issued a promissory note in favor of the Company in the aggregate principal amount of $236,475.61 dated January 2, 2000 (the "January Promissory Note"); and

         WHEREAS, Mashinsky issued a promissory note in favor of the Company in the aggregate principal amount of $38,155.00 dated April 30, 2000 (the "April Promissory Note" and together with the January Promissory Note, the "Promissory Notes"); and

         WHEREAS, the Company and Mashinsky amended the Promissory Notes pursuant to the terms and conditions set forth in that certain Agreement (the "Loan Amendment") by and between the Company and Mashinsky dated November 8, 2003, which, among other things, agreement extended the maturity date of the Promissory Notes to March 6, 2005; and

         WHEREAS, Mashinsky and the Company desire that all amounts due to the Company from Mashinsky under the Promissory Notes be paid in full; and

         WHEREAS, pursuant to the terms and provisions of this Agreement, Mashinsky desires to transfer that number of shares (the "Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), with a fair market value equal to the outstanding principal and accrued interest due and payable under the Promissory Notes as of the date hereof, such number of shares to be determined by dividing $352,427.86 (the "Loan Amount") by $1.16 (the fair market value per share) (and rounded up to the nearest whole share) (i.e., 303,818 shares (the "Shares")) in full payment of the Loan Amount.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Repayment of the Promissory Notes.

         (a) Surrender of Shares. Subject to the terms and conditions hereof, the Company hereby agrees to accept the Shares from Mashinsky and Mashinsky hereby agrees to deliver the Shares to the Company, in full satisfaction of the Loan Amount.

         (b) Closing. The delivery of the Shares and the other transactions contemplated by this Agreement shall take place simultaneously with the execution and delivery of this Agreement at the offices of Arbinet-thexchange, Inc., 120 Albany Street, Tower II, Suite 450, New Brunswick, NJ 08901 on July 9, 2004 (the "Closing"), or, if otherwise agreed to by the Company and Mashinsky, such other date, time and place as the parties shall mutually agree.

         (c) Mechanics at Closing. At the Closing, the following shall occur, which shall be deemed to take place simultaneously and none of the below shall be deemed to have been completed or any document delivered until all of the below have been completed and all required documents delivered:

                  (i) Mashinsky shall deliver to the Company valid stock certificates evidencing Mashinsky's ownership of the Shares, such certificates to be held in escrow pursuant to Section 2 below.

                  (ii) Mashinsky shall deliver duly executed stock powers executed in favor of the Company.

                  (iii) The Company shall cancel the Promissory Notes.

         (d) Consulting Agreement and Surviving Obligations. If the Company consummates a firm commitment underwritten public offering of its Common Stock (an "IPO"),the parties agree that the consulting agreement between Mashinsky and the Company dated November 8, 2003 ("Consulting Agreement") shall terminate as of the date the IPO is consummated, and the covenants, agreements, representations, and warranties of Mashinsky thereunder ("Surviving Obligations") shall survive in accordance with the Consulting Agreement's terms. The parties agree that the Company will make payments to Mashinsky under the Consulting Agreement through the consummation date of the IPO, and that no further notice is required to effect such termination. Notwithstanding anything contained in the Consulting Agreement to the contrary, the Company agrees not to terminate the Consulting Agreement for a period of four years from the date hereof in the event the IPO is not consummated during such four year period and to make appropriate payments to Mashinsky under the Consulting Agreement during such four year period. Furthermore, the Company and Mashinsky agree that the services to be rendered by him under the Consulting Agreement will be performed by telephone conference, or any other means as agreed by both parties during normal business hours and Mashinsky will not be required to spend more than thirty hours during any calendar month in performing such services.

         (e) Representations and Warranties of Mashinsky. Mashinsky hereby represents and warrants to the Company as follows:

                  (i) Enforceability. This Agreement and any and all agreements and documents to be executed by Mashinsky pursuant to this Agreement and the transactions contemplated hereby, when executed and delivered by Mashinsky, will constitute the valid, binding and enforceable obligation of Mashinsky.

                  (ii) Authorization; No Contravention. The execution, delivery and performance of the obligations of Mashinsky hereunder (A) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any material contractual obligation of Mashinsky or any requirement of law applicable to Mashinsky, and (B) do not violate any orders of any governmental authority against, or binding upon, Mashinsky.

                  (iii) Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person, and no lapse of a waiting period under any requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the delivery of the Shares) by, or enforcement against, Mashinsky in this Agreement and each of the other documents to which Mashinsky is a party or the transactions contemplated hereby and thereby.

                  (iv) Ownership of Shares. Mashinsky is the lawful record owner of the Shares, and of all rights thereto, free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind.

                  (v) Acknowledgements. Mashinsky is fully aware of the Company's business, operations and financial condition and has received or has had full access to all of the information, including the Company's financial statements, he considers necessary or appropriate to make an informed decision with respect to the delivery of the Shares in satisfaction of the Loan Amount.

         Mashinsky has had the opportunity to ask questions of and receive answers from the Company and its executive officers and financial and legal advisors concerning the Company and he has been furnished with all documents and other information about the Company which he has requested. Mashinsky believes that he has been fully apprised of all facts and circumstances necessary to permit him to make an informed decision relating to the delivery of the Shares in satisfaction of the Promissory Notes, that he has sufficient knowledge and experience in business and financial matters, is capable of evaluating the merits and risks of the transactions contemplated hereby and has the capacity to protect his own interest in connection with the transactions contemplated hereby.

         Mashinsky acknowledges and agrees that the Company may experience significant future growth, including in the immediate future, as a result of, among other things, an initial public offering of its capital stock, a merger, consolidation or acquisition of the Company into, with or by another entity, a sale of the Company's assets or a strategic alliance or other business arrangement. Mashinsky further acknowledges that, as a result of such transactions or otherwise, there may be an increase, including immediately, in the value of the Shares after the date of this Agreement for which, other than as set forth in Section 3 hereof, Mashinsky agrees he shall not be entitled to any such benefit.

         (f) Representations and Warranties of the Company. The Company hereby represents and warrants to Mashinsky as follows:

                  (i) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and all other agreements which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.

                  (ii) Authorization; Approvals. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all of the

Company's obligations under this Agreement has been taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligation of the Company, legally enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity). No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on behalf of the Company is required that has not been, or will not have been, obtained by the Company prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

         2. Escrow. At the Closing, the Company shall place the Shares in escrow, which Shares shall be held in escrow in accordance with the terms and provisions hereof and in accordance with the following instructions:

         (a) Appointment. Mashinsky irrevocably authorizes the Company to deposit with the Secretary of the Company any certificates evidencing the Shares to be held by the Secretary of the Company and any additions and substitutions to the Shares. Mashinsky does hereby irrevocably constitute and appoint the Secretary of the Company as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated.

         (b) No Rights as a Stockholder. Except as set forth in Section 3 hereof, Mashinsky will not be deemed to be a stockholder of the Company with respect to the Shares for any purpose, nor will anything contained herein be construed to confer upon Mashinsky, as such, any of the rights of a stockholder of the Company with respect to the Shares while the Shares are held in escrow.

         (c) Escrow Period. The Shares shall be held in escrow from the date hereof until such time as (i) some or all of the Shares are distributed to Mashinsky, or (ii) the Shares are retained by the Company, each in accordance with Section 3 below.

         3. Adjustment.

         (a) If the Company consummates a firm commitment underwritten public offering of its Common Stock (an "IPO") by April 15, 2005 at a per share price greater than $1.16 (as such price may be adjusted in the event of any stock dividend, stock split, stock distribution, subdivision, combination, consolidation or similar event), the Company shall return to Mashinsky that number of Shares (the "Adjusted Shares") calculated by subtracting from the Shares held in escrow an amount equal to the Loan Amount divided by the per share price of the Company's Common Stock sold in the IPO. The Secretary of the Company shall deliver the Adjusted Shares to Mashinsky within ten (10) business days of the closing of the IPO and the Company shall retain those Shares remaining in escrow. In the event that the Company consummates an IPO at a per share price less than or equal to $1.16 (as such price may be adjusted in the event of any stock dividend, stock split, stock distribution, subdivision, combination, consolidation or similar event), there shall be no adjustment to the Shares pursuant to this Section 3(a) and the Secretary of the Company shall retain and cancel the Shares.

         (b) In the event that the Company fails to consummate an IPO by April 15, 2005, (i) Mashinsky may, in his sole discretion, request return of the Shares in writing (the "Share Request") and repay the Loan Amount in cash on or before April 20, 2005 (the "Settlement Date"), or (ii) if Mashinsky fails to deliver the Share Request prior to the Settlement Date, the Company shall retain the Shares.

         4. Consent to Amended and Restated Certificate of Incorporation. Mashinsky hereby acknowledges and agrees that Mashinsky executed the Written Consent of Stockholders of the Company on June 15, 2001 in connection with the Company's Series E Preferred Stock Financing consummated on July 3, 2001 as a holder of the majority of Company's Common Stock then outstanding to approve, among other things, the filing of the Amended and Restated Certificate of Incorporation and the adoption of the Amended and Restated By-Laws each as set forth therein.

         5. Cooperation. Mashinsky agrees to cooperate fully with the Company and any Committee of the Board of Directors of the Company, specifically including any attorney retained by the Company or such Committee, in connection with any pending or future litigation, business, intellectual property or investigatory matter. The parties acknowledge and agree that such cooperation may include, but shall in no way be limited to, Mashinsky making himself available reasonably promptly for interviews by telephone during normal business hours, and providing to the Company or any Committee any documents in his possession or under his control relating to the litigation, business, intellectual property or investigatory matter, or providing affidavits or testimony or executing documents relating to the same. Mashinsky shall be reimbursed for any reasonable out-of-pocket expenses incurred by him.

         6. Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

         (b) Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

         (c) Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New Jersey, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in a competent court in the State of New Jersey, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

         (d) Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned without the prior consent in writing of each party to this Agreement.

         (e) Entire Agreement. This Agreement, the Consulting Agreement as modified herein, and the Surviving Obligations contain the entire understanding of the parties hereto, and shall be binding on the parties hereto, their parents, subsidiaries, affiliates, heirs, executors, administrators and assigns. The above are the only agreements between the parties with respect to the subject matter hereof and shall not be modified or varied by oral understandings. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of the Company.

         (f) Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

           if to Mashinsky:         515 Sutton Place, Memphis, TN 38120

                                    with a copy to:

                                    Joseph L. Cannella, Esq.
                                    Fischbein Badillo Wagner Harding
                                    909 Third Avenue
                                    New York, New York 10022
                                    Fax: (212) 644-3601


           if to the Company:       Arbinet-thexchange, Inc.
                                    120 Albany Street, Tower II, Suite 450
                                    New Brunswick, New Jersey 08901
                                    Facsimile: (732) 509-9101
                                    Attn: General Counsel

                                    with a copy to:

                                    David J. Sorin, Esq.
                                    Morgan, Lewis & Bockius LLP
                                    502 Carnegie Center
                                    Princeton, New Jersey  08540
                                    Facsimile:  (609) 919-6639

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this section shall be effective (a) if mailed, five (5) business days after mailing, (b) if sent by messenger, one (1) business day after delivery, and (c) if sent via telecopier, one (1) business day after transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the second business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

         (g) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         (h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

         (j) Termination of Loan Amendment. The Loan Amendment is hereby terminated and shall be of no further force and effect.

         (k) Legal Review. All parties to this Agreement have had an opportunity to review this Agreement and to obtain independent legal counsel to review this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first above written.

                                         ARBINET-THEXCHANGE, INC.

                                         By: /s/ J. Curt Hockemeier
                                            -------------------------------
                                            Name: J. Curt Hockemeier
                                            Title: President and Chief Executive
                                                     Officer

                                             /s/ Alex Mashinsky
                                            ----------------------------------
                                             Alex Mashinsky